UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2007

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana	000-18911	81-0519541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 29, 2006, Glacier Bancorp, Inc. announced a 3-for-2 stock split to shareholders of record as of December 11, 2006 and payable on December 14, 2006.

As a result of the stock split and as provided by Montana law, the board of directors approved an amendment to the Articles of Incorporation to proportionately increase the number of authorized shares of common stock available for issuance from 78,125,000 to 117,187,500.  Such amendment was filed with the Montana Secretary of State on January 4, 2007. The first paragraph of Article 4 of the Company’s Articles of Incorporation, as amended, is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements: None
(b)	Pro Forma Financial Information: None
(c)	Shell Company Transactions. None
(d)	Exhibits.

	3.1	First Paragraph of Article 4 of Registrant’s Articles of Incorporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2007	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President and Chief Executive Officer